UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act of 1934

Date of Report: September 19, 2017

RCI Hospitality Holdings, Inc.

(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10737 Cutten Road

Houston, Texas 77066

(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730

(Issuer’s Telephone Number, Including Area Code)

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On September 19, 2017, we held our Annual Meeting of Stockholders at 10737 Cutten Road, Houston, Texas 77066, for the following purposes:

(1)	To elect six directors, including Eric S. Langan, Travis Reese, Nour-Dean Anakar, Yura Barabash, Steven L. Jenkins and Luke Lirot;

(2)	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2017;

(3)	To approve a non-binding advisory resolution on executive compensation;

(4)	To vote on an advisory basis on whether advisory votes on executive compensation should occur every one, two or three years; and

(5)	To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected, the appointment of BDO USA, LLP was ratified, the non-binding advisory resolution on executive compensation was approved, and the stockholders voted to hold advisory votes on executive compensation every year. There were no other matters presented for action at the Annual Meeting.

The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding as of the Record Date, July 24, 2017:	9,718,711

Total Voting Shares Present Either by Proxy or in Person of Common Stock:	8,296,075

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	4,993,154	253,385
Travis Reese	4,995,459	251,080
Nour-Dean Anakar	5,056,627	189,912
Steven L. Jenkins	4,393,761	852,778
Luke Lirot	5,062,137	184,402
Yura Barabash	5,059,617	186,922

Additionally, there was a total of 3,049,536 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of BDO USA, LLP as independent registered public accounting firm for fiscal year ending September 30, 2017

Votes for:	8,222,731
Votes against:	53,386
Votes abstained:	19,958

Item 3:	Approval of a non-binding advisory resolution on executive compensation

Votes for:	5,048,426
Votes against:	70,428
Votes abstained:	127,685

Additionally, there was a total of 3,049,536 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

2

Item 4:	Vote on an advisory basis on the frequency of the advisory votes on executive compensation

Three years:	2,308,894
Two years:	32,654
One year:	2,780,774
Votes abstained:	124,217

Additionally, there was a total of 3,049,536 broker non-votes for approval of whether the advisory votes on executive compensation should occur every one, two or three years.

The Board of Directors held a meeting on September 19, 2017, immediately after the Annual Meeting of Stockholders. In light of the stockholder vote above to include advisory votes on executive compensation in our proxy materials every year, our Board of Directors decided that future advisory votes on named executive officer compensation will be held every year until the next stockholder advisory vote on the frequency of such votes, which in accordance with applicable regulations, will occur no later than our Annual Meeting held in 2023.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RCI Hospitality Holdings, INC.

Date: September 20, 2017	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer

4